Exhibit 99.2

cognizant

Q2 2023

"We made continued progress during the quarter amid an uncertain economic backdrop. We maintained our commercial momentum, with strong bookings growth of 17% year over year, including roughly a third of in-quarter bookings from large deals. We also saw a return to sequential revenue growth, and our initial investment in the Cognizant NeuroAI platform has helped drive more than 100 early engagements as clients embrace generative AI. The continued reduction in our voluntary attrition, improved employee engagement and higher customer satisfaction scores reflect the interdependence of our client and employee experience."

Ravi Kumar S | Chief Executive Officer

Revenue

$4.9 billion

Reported YoY ↓ 0.4%

Constant Currency YoY ↓ 0.1%

GAAP Operating Margin | 11.8% Adjusted Operating Margin | 14.2% GAAP EPS | $0.91 Adjusted Diluted EPS | $1.10

Year-to-Date Cash Flow	Cash Flow From Operations	Free Cash Flow
	$765M	$599M

Year-to-Date Capital Return	Dividend	Share Repurchases
	$298M $0.58/share	$436M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY


$0.3
$1.0
$3.6

Region	Reported YoY	Constant Currency YoY
Rest of World	↓ 4.9%	—%
Europe	↑ 7.1%	↑ 6.3%
North America	↓ 1.8%	↓ 1.7%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY


$0.8
$1.5
$1.2
$1.4

Segment	Reported YoY	Constant Currency YoY
Communications, Media & Technology	↓ 1.2%	↓ 0.4%
Products & Resources	↑ 3.2%	↑ 3.7%
Financial Services	↓ 5.1%	↓ 4.8%
Health Sciences	↑ 2.3%	↑ 2.1%

Employee Metrics

Total Employees	345,600	(5,900) QoQ +4,300 YoY
Voluntary - Tech Services Attrition (Trailing 12-Month)		19.9% Down 11 pts. YoY

2022 ESG Report


cognizant
ESG Report
2022

For non-GAAP financial reconciliations refer to Cognizant's 2023 second quarter earnings release issued on August 2, 2023, which accompanies this presentation and is available at investors.cognizant.com.